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                                                                   Exhibit 10.1


                                  GENCORP INC.
                   1999 EQUITY AND PERFORMANCE INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT




            WHEREAS, ________________________ (the "Grantee") is an employee of GenCorp Inc. (the "Company") or a Subsidiary; and

            WHEREAS, the execution of a restricted stock agreement in the form hereof (the "Agreement") has been authorized by a resolution of the Organization and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company duly adopted on _________________________;

            NOW, THEREFORE, pursuant to the Company's 1999 Equity and Performance Incentive Plan (the "Plan"), the Company grants, as of ___________________________ (the "Date of Grant"), to the Grantee
____________________ (_______) shares of the Company's common stock, par value $0.10 per share (the "Stock"), subject to the terms and conditions of the Plan and the following terms, conditions, limitations and restrictions:

         1. ISSUANCE OF STOCK. The Stock covered by this Agreement shall be fully paid and nonassessable and shall be represented by certificates registered in the name of the Grantee and bearing a legend referring to the restrictions hereinafter set forth.

         2. RESTRICTIONS ON TRANSFER OF STOCK. The Stock subject to this Agreement may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until it has become vested in accordance with Section 3 of this Agreement; provided, however, that the Grantee's interest in the Stock covered by this Agreement may be transferred at any time by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Stock covered by this Agreement that is in violation of this Section will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Stock covered by this Agreement. When and as permitted by the Plan, the Company may waive the restrictions set forth in this Section with respect to all or any portion of the Stock covered by this Agreement.

         3. VESTING OF STOCK. (a) Provided that the Grantee remains in the continuous employ of the Company or a Subsidiary, the Stock covered by this Agreement will become nonforfeitable immediately upon achievement of the Target Price, as follows:



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                                                        Percent Nonforfeitable
                                                        ----------------------

           Achievement of the Target Price                       100%
           no later than ___________________
           (three years from date of grant)

           Achievement of the Target Price                        50%
           after _______________ (three years
           from date of grant) and no
           later than ______________________
           (four years from date of grant)

The Target Price will be achieved if, and only if, the Market Value (as defined in the Plan) for shares of the Stock is $19.00 or higher for ten (10) consecutive days on which the New York Stock Exchange is open for trading.

            (b) For the purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (A) the transfer of his employment among the Company and its Subsidiaries or (B) an approved leave of absence.

            (c) Notwithstanding the provisions of Subsection (a) of this Section, in the event of the death, disability or retirement of the Grantee: (i) any of the Stock covered by this Agreement that has become nonforfeitable prior to the death, disability or retirement of the Grantee shall remain nonforfeitable; and, (ii) the Committee will consider whether, in its sole discretion, to accelerate pursuant to Section 17(e) of the Plan the vesting of any or all of the Stock subject to this Agreement which remains subject to forfeiture. For purposes of this Agreement, "Retirement" of the Grantee shall mean normal or early retirement under the defined benefit retirement plan of the Company applicable to the Grantee (as determined by the Committee).

            (d) Notwithstanding the provisions of Subsection (a) of this Section, all of the Stock covered by this Agreement will become immediately nonforfeitable upon the occurrence of a change in control of the Company that shall occur while the Grantee is an employee of the Company or a Subsidiary. For the purposes of this Agreement, the term "change in control" will have the meaning given such term under the Plan as in effect on the Date of Grant.

         4. FORFEITURE OF STOCK. Unless the Committee determines to provide otherwise, any of the Stock covered by this Agreement that has not become vested in accordance with Section 3 of this Agreement will be forfeited as follows:

         (i) Fifty percent (50%) of the shares of Stock covered by this Agreement will be forfeited if the Target Price is not achieved before ______________ (three years, plus one day, after date of grant); and

         (ii) The remaining fifty percent (50%) of the shares of Stock covered by the Agreement will be forfeited if the Target Price is not achieved before ___________________________________
                  (four years, plus one day, after date of grant).




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In the event of a forfeiture, the certificates representing all of the Stock covered by this Agreement that has not become vested in accordance with Section 3 of this Agreement shall be cancelled.

        5. DIVIDEND, VOTING AND OTHER RIGHTS. The Grantee will have all of the rights of a shareholder with respect to the Stock covered by this Agreement, including the right to vote the Stock and receive any dividends that may be paid thereon. Any additional Stock that the Grantee may become entitled to receive pursuant to a share dividend or a merger or reorganization in which the Company is the surviving Company or any other change in the capital structure of the Company will be subject to the same restrictions as the Stock covered by this Agreement.

        6. RETENTION OF SHARE CERTIFICATES BY COMPANY. The certificates representing the Stock covered by this Agreement will be held in custody by the Company, together with stock powers endorsed in blank by the Grantee with respect thereto, until those shares have become vested in accordance with
Section 3 of this Agreement.

        7. COMPLIANCE WITH LAW. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any restricted or unrestricted Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

        8. ADJUSTMENTS. The Committee will make any adjustments in the number or kind of shares of stock or other securities covered by this Agreement that the Committee may determine to be equitably required to prevent any dilution or enlargement of the Grantee's rights under this Agreement that would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (c) other corporate transaction or event having an effect similar to any of the foregoing.

        9. WITHHOLDING. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any issuance of restricted or unrestricted Stock or other securities pursuant to this Agreement, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such Stock that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. If necessary, the Committee may require relinquishment of a portion of such Stock to cover the payment of taxes.

        10. EMPLOYMENT RIGHTS. The Plan and this Agreement will not confer upon the Grantee any right with respect to the continuance of employment or other service with the Company or any Subsidiary and will not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any employment or other service of the Grantee at any time.


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        11. RELATION TO OTHER BENEFITS. Any economic or other benefit to the
Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

        12. AGREEMENT SUBJECT TO THE PLAN. The Stock granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern.

        13. AMENDMENTS. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

        14. SEVERABILITY. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

        15. GOVERNING LAW. This Agreement will be construed and governed in accordance with the laws of the State of Ohio.

        16. CERTAIN DEFINED TERMS. In addition to the terms defined elsewhere herein, when used in the Agreement, terms with initial capital letters have the meaning given such term under the Plan, as in effect from time to time.

            This Agreement is executed as of the _____ day of ________________.

                                     GENCORP INC.


                                     By:
                                        -------------------------------------
                                         Name
                                         Title



         The undersigned Grantee hereby acknowledges receipt of an executed original of this Restricted Stock Agreement and accepts the right to receive the Stock subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.



                                        --------------------------------------


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                             IRREVOCABLE STOCK POWER
                       FOR CERTIFICATE NO. _______________



FOR VALUE RECEIVED, _______________________________________________ does hereby sell, assign and transfer to____________________________________________________

________________________________________________________________________________
                                   (Social Security or Taxpayer Identifying No.)

_________ shares of the common stock of GenCorp Inc. issued on

_______________,_____, pursuant to that certain Restricted Stock Agreement executed by and between GenCorp Inc. and ______________________________________

effective as of ________________, such shares to be represented by a certificate, the number of which shall be entered in the indicated space in the caption immediately upon issuance of said certificate.


The undersigned does hereby irrevocably constitute and appoint _________________

_________________________________ attorney to transfer the said stock on the books of said company with full power of substitution in the premises.



Dated ____________________________, _______




                                                ________________________________